                                                                    EXHIBIT 12.1

               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

                                                                         YEAR ENDED DECEMBER   JANUARY 10, 1994
                                                                                 31,              (INCEPTION)
                                                                         --------------------       THROUGH
                                                                           1996       1995     DECEMBER 31, 1994
                                                                         ---------  ---------  -----------------
Historical:
  Income before gain on disposition of property and minority
   interests...........................................................  $  15,740  $  14,988     $     7,702
  Fixed charges:
    Interest expense...................................................     24,802     13,322           1,576
    Capitalized interest...............................................        821        113              29
                                                                         ---------  ---------        --------
      Total fixed charges (A)..........................................     25,623     13,435           1,605
                                                                         ---------  ---------        --------
  Earnings before fixed charges (1)(B).................................  $  40,542  $  28,310     $     9,278
                                                                         ---------  ---------        --------
                                                                         ---------  ---------        --------
Ratio of earnings to fixed charges (B divided by A)....................    1.6:1.0    2.1:1.0         5.8:1.0
                                                                         ---------  ---------        --------
                                                                         ---------  ---------        --------

AIMCO PREDECESSORS

                                                                                            YEAR ENDED DECEMBER
                                                                           JANUARY 1, 1994          31,
                                                                               THROUGH      --------------------
                                                                            JULY 28, 1994     1993       1992
                                                                           ---------------  ---------  ---------
Historical:
  Income (loss) before extraordinary item and income taxes...............     $  (1,463)    $     627  $      54
  Fixed charges:
    Interest expense.....................................................         4,214         3,510      2,741
    Capitalized interest.................................................             0             0          0
                                                                                -------     ---------  ---------
      Total fixed charges (A)............................................         4,214         3,510      2,741
                                                                                -------     ---------  ---------
  Earnings before fixed charges (1)(B)...................................     $   2,751     $   4,137  $   2,795
                                                                                -------     ---------  ---------
                                                                                -------     ---------  ---------
Ratio of earnings to fixed charges (B divided by A)......................            (2)      1.2:1.0    1.0:1.0
                                                                                -------     ---------  ---------
                                                                                -------     ---------  ---------

------------------------
(1) Earnings before fixed charges excludes capitalized interest.

(2) Earnings for the period January 1, 1994 through July 28, 1994 were inadequate to cover fixed charges. The deficiency for the period was $1,463.